                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration Nos. 333-33736;
                                                               333-33736-01


          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF
                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF
                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The prospectus dated June 27, 2000 relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as new selling holders in the appropriate alphabetical location.

                                                              NUMBER
                                                                OF
                                                               HIGH
                       SELLING HOLDER                         TIDES
                       --------------                         ------
Goldman Sachs & Company.....................................      20
Granville Capital Corporation...............................  70,000
Morgan Stanley Dean Witter Convertible Securities Trust.....  35,000
Spear, Leeds & Kellogg......................................  20,000
Susquehanna Capital Group...................................  25,000

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                   Prospectus Supplement dated August 2, 2000